EXHIBIT 1(d)

                         LEGG MASON TAX-FREE INCOME FUND
                        AMENDMENT TO DECLARATION OF TRUST
                                       AND
                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

         We Marie K. Karpinski, Vice President and Susan T. Lind, Secretary of Legg Mason Tax-Free Income Fund ("Trust"), hereby certify that a majority of the Board of Trustees ("Board") of the Trust adopted the following resolutions, all of which became effective on June 26, 1992:

         RESOLVED, that pursuant to Section 2 of Article III of the Trust's Declaration of Trust there is hereby established and designated a new series of shares of beneficial interest of the Trust, having the rights and privileges specified in the Trust's Declaration of Trust, to be known as Legg Mason Tax-Free Intermediate-Term Income Trust; and be it further

         RESOLVED, that pursuant to the authority granted to the Board in
Section 1 of Article V of the Trust's Declaration of Trust, Section 1 of Article III of the Trust's Declaration of Trust be, and it hereby is, amended to reflect the addition of this new Series of the Trust, the amended Section to read, in relevant part, as follows:

         Section 1. . . . Without limiting the authority of the Trustees set forth in this Section 1 to establish and designate any further Series, the Trustees hereby established and designated four Series of Shares to be known as the "Legg Mason Pennslyvania Tax-Free Income Trust," the "Legg Mason Maryland Tax-Free Income Trust," the "Legg Mason High Quality Tax-Free Income Trust," and the "Legg Mason Tax-Free Intermediate-Term Income Trust."


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         IN WITNESS WHEREOF and under penalties of perjury, we have hereunto signed our names this 30 day of July, 1992.

By: /s/ Marie K. Karpinski              By: /s/ Susan T. Lind
    ---------------------------------       -----------------------------
         Marie K. Karpinski                     Susan T. Lind
         Vice President                         Secretary
         Legg Mason Tax-Free                    Legg Mason Tax-Free
         Income Fund                            Income Fund

Baltimore, MD (ss)

         Subscribed and sworn before me this 30 day of July, 1992.

/s/ Loretta A. Paone
--------------------------------------
Notary Public

MY COMMISSION EXPIRES NOVEMBER 15, 1993